Inforte Corp. Reports 11% Sequential Revenue Growth and
Raises Guidance for 1Q04 and 2004.

Q4 Net Revenue of $8.6 million and EPS of $0.04, Positive Free Cash Flow for Q4 and 2003

CHICAGO, January 29 /PRNewswire-FirstCall/ -- Customer strategy and solutions consultancy Inforte Corp. (Nasdaq: INFT - News) announced today that revenue before reimbursements (net revenue) and diluted earnings per share (EPS) were both in the high end of its guidance ranges for the quarter ending December 31, 2003, with positive free cash flow for both the fourth quarter and the year ending 2003. Inforte also announced that it is raising its net revenue guidance for the first quarter and for 2004.

Actual net revenue and earnings results for the quarter and year ended December 31, 2003 and updated guidance for 2004 and 2005 follow:

o    Fourth quarter net revenue was $8.6 million and diluted earnings per share
     (EPS) were $0.04. Inforte's fourth quarter guidance was for net revenue of $7 million to $9 million and diluted EPS of $0.00 to $0.04.
o    Full year 2003 net revenue was $32.7 million and diluted EPS were $0.16.
o Inforte is raising its net revenue guidance for 1Q04 and 2004. Net revenue guidance for 1Q04 is now a range of $8.5 million to $9.5 million. Previously, net revenue guidance for 1Q04 was a range of $7.0 million to $9.0 million.
o Net revenue guidance for 2Q04 is $10.0 million, and net revenue guidance for 3Q04 and 4Q04 is $11.0 million and $12.0 million, respectively. Aggregating these numbers, annual net revenue guidance for 2004 is a range of $41.5 million to $42.5 million. Previously, annual net revenue guidance for 2004 was a range of $28.0 million to $36.0 million.
o EPS guidance for 1Q04 remains unchanged at a range of $0.00 to $0.04. This range will apply to each quarter in 2004, thus 2004 EPS guidance remains unchanged at a range of $0.00 to $0.16.
o Net revenue and diluted EPS guidance for 2005 is $55 million and $0.16, respectively.

Phil Bligh, Inforte's chairman and chief executive officer commented, "I think our strong sequential revenue performance in Q4 is evidence that the actions we are taking to stimulate revenue growth are beginning to take effect. Quarter over quarter, our revenue grew by 11%, and historically Q4 has been a quarter that is seasonally flat or slightly down from the prior quarter regarding revenue performance. We remain optimistic about our potential for overall revenue growth in 2004."

Financial Highlights
Financial highlights during the December 2003 quarter and the full year 2003 are listed below. All revenue figures and ratio calculations are based upon net revenue.

o The 4Q03 revenue performance was the best result of 2003. o Full year EPS grew by 7%.
o As of December 31, 2003, cash and marketable securities were $67.7 million, resulting in $6.18 cash and marketable securities per share, based upon 10,957,432 actual shares outstanding.

o Cash flow from operations and free cash flow for 4Q03 were positive $0.7 million and $0.5 million, respectively. In addition, cash flow from operations and free cash flow were positive for 2003. Inforte has generated positive cash flow from operations and positive free cash flow in every year as a public company.
o    For 2003, operating income grew year over year by 116%.
o Quarterly revenue per employee and revenue per consultant were $180,000 annualized and $228,000 annualized, respectively. Both ratios were at their highest level in the last 14 quarters. Revenue per consultant for 2003 was $217,000, Inforte's highest ever annual result.
o As of December 31, 2003, employees totaled 189, of which 152 were billable. This compares to 187 total employees and 148 billable employees as of September 30, 2003.

Nick Heyes, Inforte's chief financial officer stated, "We continue to see progress in our three major growth areas: 1) customer strategy; 2) marketing strategy and automation; and 3) analytics and business intelligence. These areas represented 45% of our revenue in the fourth quarter, up from 35% in the third quarter. On a dollar level basis, revenue for these markets grew 42% quarter over quarter. We will continue to execute our growth plan by making strategic investments in these and other key areas throughout 2004."

Inforte welcomed the Chicago Symphony Orchestra, PerkinElmer, SouthStar Energy Services, Tribune Company, and Vision Service Plan as new clients during the fourth quarter.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and (vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte Corp. is a customer strategy and solutions consultancy that helps clients improve performance by tying together customer and corporate strategy. Inforte combines strong business and operational planning with innovative software solutions to ensure its Global 2000 client base serves the right customers in the right ways to generate the greatest return. Founded in 1993,

Inforte is headquartered in Chicago and has offices in Atlanta, Dallas, London, Los Angeles, New York and San Francisco. For more information, contact Inforte at 800-340-0200 or visit www.inforte.com.


Inforte Corp. is the only strategic consultancy in its industry to be named one of Forbes Magazine's 200 Best Small Companies of 2003


CONTACT: Craig Dooley, +1.312.233.9642, craig.dooley@inforte.com, or ir@inforte.com.


Visit http://www.inforte.com/investor/ to access the January 29, 2004 Investor Conference Call web cast, which begins at 4:30 pm Eastern.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)


                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                      DECEMBER 31,                  DECEMBER 31,
                                                ------------------------       ------------------------
                                                    2002          2003            2002          2003
                                                ----------    ----------       ----------    ----------
                                                (Unaudited)   (Unaudited)
Revenues:

  Revenue before reimbursements(net revenue)    $    9,942    $    8,562       $  40,355     $   32,656
  Reimbursements                                     1,453         1,338           5,697          4,742
                                                 ---------     ---------        --------      ---------
Total Revenues                                      11,395         9,900          46,052         37,398

Operating expenses:
  Project personnel and related expenses             5,057         4,839          19,934         17,263
  Reimbursed expenses                                1,453         1,338           5,697          4,742
  Sales and marketing                                1,102           942           6,053          4,644
  Recruiting, retention and training                   196           266           1,221            742
  Management and administrative                      3,000         2,380          12,883          9,437
                                                 ---------     ---------        --------      ---------
          Total operating expenses                  10,808         9,765          45,788         36,828

Operating income                                       587           135             264           570

Interest income, net and other                         457           296           2,124          1,380
                                                 ---------     ---------        --------      ---------
Income before income tax                             1,044           431           2,388          1,950
Income tax expense                                     344            34             672            201
                                                 ---------     ---------        --------      ---------
Net income                                      $      700    $      397       $   1,716     $    1,749
                                                 =========     =========        ========      =========

Earnings per share:
-Basic                                          $     0.06    $     0.04       $    0.15     $     0.16
-Diluted                                        $     0.06    $     0.04       $    0.15     $     0.16

Weighted average common shares outstanding:
-Basic                                              10,779        10,949          11,315         10,898
-Diluted                                            10,919        11,105          11,647         11,018

Expenses as a percentage of net revenue
 Project personnel and related expenses              50.9%         56.5%           49.4%          52.9%
 Sales and marketing                                 11.1%         11.0%           15.0%          14.2%
 Recruiting, retention, and training                  2.0%          3.1%            3.0%           2.3%
 Management and administrative                       30.2%         27.8%           31.9%          28.9%

Income tax rate                                      32.9%          7.9%           28.1%          10.3%

Margins
 Gross income                                        49.1%         43.5%           50.6%          47.1%
 Operating income                                     5.9%          1.6%            0.7%           1.7%
 Pretax income                                       10.5%          5.0%            5.9%           6.0%
 Net income                                           7.0%          4.6%            4.3%           5.4%

Year-over-year change
 Net revenue                                                        -14%                           -19%
 Gross income                                                       -24%                           -25%
 Operating income                                                   -77%                           116%
 Pretax income                                                      -59%                           -18%
 Net income                                                         -43%                             2%
 Diluted EPS                                                        -33%                             7%

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)


                                                             DEC 31,     MAR 31,     JUN 30,    SEPT 30,     DEC 31,
                                                              2002        2003        2003        2003        2003
                                                            --------    --------    --------    --------     -------
                                                                       (Unaudited) (Unaudited) (Unaudited)

                           ASSETS
Current assets:
  Cash and cash equivalents                                 $ 19,186    $ 26,543    $ 30,167    $ 22,114    $ 24,071
  Short-term marketable securities                            31,340      25,090      16,854      27,866      25,471
  Accounts receivable                                          5,100       4,160       4,499       5,094       4,811
  Allowance for doubtful accounts                               (600)       (575)       (550)       (525)       (500)
                                                             -------     -------     -------     -------     -------
  Accounts receivable, net                                     4,500       3,585       3,949       4,569       4,311
  Prepaid expenses and other current assets                    1,099       1,353       1,223       1,009         692
  Interest receivable on investment
    Securities                                                   497         425         404         469         372
  Deferred income taxes                                        1,224       1,476       1,203         953         664
                                                             -------    --------     -------     -------     -------
          Total current assets                                57,846      58,472      53,800      56,980
55,581

Computers, purchased software and property                     2,857       2,849       2,278       2,091       2,084
Less accumulated depreciation and amortization                 1,779       1,871       1,440       1,334       1,370
                                                             -------     -------     -------     -------     -------
Computers, purchased software and property, net                1,078         978         838         757         714

Long-term marketable securities                               16,819      15,919      19,268      17,237      18,187
Deferred income taxes                                            328         336         352         350         326
                                                             -------     -------     -------     -------     -------
          Total assets                                        76,071      75,705      74,258      75,324      74,808
                                                             =======     =======     =======     =======     =======

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                          $    240       1,443         471         887         573
  Income taxes payable                                           291         948         585         357         299
  Accrued expenses                                             5,195       3,475       3,193       3,312       3,558
  Accrued loss on disposal of
    Leased property                                            1,126       1,012         924         681         558
  Deferred revenue                                             4,487       3,659       3,229       3,539       2,617
                                                             -------     -------     -------     -------     -------
          Total current liabilities                           11,339      10,537       8,402       8,776       7,605
Stockholders' equity:
  Common stock, $0.001 par value
  authorized- 50,000,000 shares;
  issued and outstanding (net of treasury stock)-
  10,957,432 as of Dec. 31, 2003                                  11          11          11          11          11
  Additional paid-in capital                                  79,192      79,216      79,427      79,658      79,791
  Cost of common stock in treasury (2,720,823
  shares as of Dec. 31, 2003)                                (24,997)    (24,997)    (24,997)    (24,997)    (24,997)
  Retained earnings                                           10,277      10,722      11,182      11,629      12,026
  Accumulated other comprehensive income                         249         216         233         247         372
                                                             -------     -------     -------     -------     -------
          Total stockholders' equity                          64,732      65,168      65,856      66,548      67,203
                                                             -------     -------     -------     -------     -------
         Total liabilities and stockholders' equity           76,071      75,705      74,258      75,324      74,808
                                                             =======     =======     =======     =======     =======

Total cash and marketable securities                        $ 67,345    $ 67,552    $ 66,289    $ 67,217    $ 67,729

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)

                                                   THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                       DECEMBER 31,                  DECEMBER 31,
                                                 -----------------------      -------------------------
                                                    2002         2003            2002            2003
                                                 ----------    ---------      ----------      ----------
                                                 (Unaudited)  (Unaudited)

Cash flows from operating activities
Net income                                       $     700     $     397      $   1,716       $   1,749

Adjustments to reconcile net income to net
cash provided by operating activities:
   Depreciation and amortization                       332           360          1,457           1,384
   Non-cash compensation                                 -             -              -             (75)
   Deferred income taxes                               512           313            531             562
Changes in operating assets and liabilities
   Accounts receivable                                 188           258            889             189
   Prepaid expenses and other current assets           327           414            414             582
   Accounts payable                                     85          (314)          (160)            333
   Income taxes                                       (186)           32            447              98
   Accrued expenses and other                          (15)          123            797          (2,205)
   Deferred revenue                                   (541)         (922)        (3,678)         (1,870)
                                                  --------      --------       --------        --------
Net cash provided by operating activities            1,402           661          2,413             747
Cash flows from investing activities
   Decrease in marketable securities                 2,677         1,164          6,185           3,648
Purchases of property and equipment                    (65)         (128)          (243)           (429)
                                                  --------      --------       --------        --------
Net cash provided by investing activities            2,612         1,036          5,942           3,219

Cash flows from financing activities
Proceeds from stock option and purchase
   plans                                               127            43            952             584
Purchase of treasury stock                               -             -        (10,496)              -
                                                  --------      --------       --------        --------
Net cash provided by (used in) financing
   activities                                          127            43         (9,544)            584
                                                  --------      --------       --------        --------
Effect of changes in exchange rates on cash             53           217            167             335
Increase (decrease) in cash and cash
   equivalents                                       4,194         1,957         (1,022)          4,885
Cash and cash equivalents, beg. of period           14,992        22,114         20,208          19,186
                                                  --------      --------       --------        --------
Cash and cash equivalents, end of period         $  19,186     $  24,071      $  19,186       $  24,071
                                                  ========      ========       ========        ========